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Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-74694) of NN Ball & Roller, Inc. of our report dated February 4, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
March 28, 2000